EXHIBIT 32
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), Keith Pfeil, President and Chief Executive Officer, and Kyle Kline, Chief Financial Officer of Globus Medical, Inc. (the “Company”), each certifies with respect to the Annual Report of the Company on Form 10-K for the period ended December 31, 2025 (the “Report”) that, to the best of his knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 24, 2026	/s/ KEITH W. PFEIL

Keith W. Pfeil
President and Chief Executive Officer
(Principal Executive Officer)
and Director

Date:	February 24, 2026	/s/ KYLE R. KLINE

Kyle R. Kline
Chief Financial Officer
(Principal Financial Officer)
Senior Vice President
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.